As filed with the Securities and Exchange Commission on January 17, 2007. Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 POLONIA BANCORP
             (exact name of registrant as specified in its charter)

        UNITED STATES                                     BEING
        -------------                                     -----
(State or other jurisdiction of                         APPLIED FOR
 incorporation or organization)                         -----------
                                               (IRS Employer Identification No.)

                              3993 HUNTINGDON PIKE
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                                 (215) 938-8800
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          POLONIA BANK RETIREMENT PLAN
                            (Full Title of the Plan)
                            ------------------------

                                          COPIES TO:
Anthony J. Szuszczewicz                          Lawrence M.F. Spaccasi, Esquire
Chairman, President and Chief Executive Officer  Thomas P. Hutton, Esquire
Polonia Bancorp                                  Muldoon Murphy & Aguggia LLP
3993 Huntingdon Pike                             5101 Wisconsin Avenue, N.W.
Huntingdon Valley, PA 19006                      Washington, D.C.  20016
(215) 938-8800                                   (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

===============================================================================================================
Title of each Class of         Amount             Proposed Maximum         Proposed Maximum        Amount of
  Securities to be        to be Registered       Offering Price Per       Aggregate Offering     Registration
     Registered                 (1)                    Share                   Price(2)              Fee
---------------------------------------------------------------------------------------------------------------
    Common Stock
   $.01 par Value             230,510 Shares          $10.10(3)                  $2,328,154            $250
---------------------------------------------------------------------------------------------------------------
    Participation
      Interests                 (4)                                                                   (5)
===============================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Polonia Bank Retirement Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Polonia Bancorp (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2)     Estimated solely for the purpose of calculating the registration fee.
(3) The average of the bid and ask price of the Common Stock as reported on January 16, 2007 in accordance with 17 C.F.R. ss.230.457(c).
(4) In addition, pursuant to 17 C.F.R. ss.230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan, based upon the maximum amount that could be issued under the Plan pursuant to 17 C.F.R. ss.230.457(h).
(5) In accordance with 17 C.F.R. ss.230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

POLONIA BANCORP

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Polonia Bank Retirement Plan (the "Plan") specified by Part I of this registration statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule
428. Such documents and the information incorporated by reference pursuant to
Item 3 of Part II of this registration statement, taken together, constitute a prospectus for the registration statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed by Polonia Bancorp (the "Registrant" or the "Subsidiary Holding Company") with the SEC are incorporated by reference in this registration statement:

      (a) The Prospectus filed with the SEC by the Registrant (File No. 333-135643) pursuant to Rule 424(b)(3) on November 20, 2006, which includes: (1) the consolidated balance sheets of Polonia Bank as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in retained earnings and cash flows for each of the years then ended, together with the related notes and the report of S.R. Snodgrass, A.C., independent registered public accounting firm.

      (b) The description of the Registrant's common stock contained in the Registrant's Form 8-A (File No.000-52267), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on October 17, 2006, as incorporated by reference to the Registrant's Form SB-2 (File No. 333-135643) and declared effective on November 13, 2006.

      (c) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2005, filed with the SEC on January 12, 2007.

      (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post- effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                  ARTICLE XII.
                                 INDEMNIFICATION

      The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.     EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      List of Exhibits (filed herewith unless otherwise noted):

      10    Polonia Bank Retirement Plan (1)
      23    Consent of S.R. Snodgrass, A.C.
      24    Power of Attorney (contained on the signature pages).

--------------------
(1) Incorporated by reference from Exhibit 10.6 of the Registrant's Form SB-2/A (File No. 333-135643) filed with the SEC on July 13, 2006.

ITEM 9.      UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

      The Registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, Polonia Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntingdon Valley, Pennsylvania on January 17, 2007.

                             POLONIA BANCORP


                             By: /s/ Anthony J. Szuszczewicz
                                 -----------------------------------------------
                                 Anthony J. Szuszczewicz
                                 Chairman, President and Chief Executive Officer (principal executive officer)

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Szuszczewicz) constitutes and appoints Anthony J. Szuszczewicz, and Mr. Szuszczewicz hereby constitutes and appoints Paul D. Rutkowski, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                           Title                          Date
     ----                           -----                          ----


/s/ Anthony J. Szuszczewicz   Chairman of the Board,            January 17, 2007
---------------------------   President and Chief Executive
Anthony J. Szuszczewicz       Officer
                              (principal executive officer)



/s/ Paul D. Rutkowski         Chief Financial Officer and       January 17, 2007
---------------------------   Treasurer
Paul D. Rutkowski             (principal accounting and
                              financial officer)

/s/ Dr. Eugene Andruczyk          Director                     January 17, 2007
---------------------------
Dr. Eugene Andruczyk



/s/ Frank J. Byrne                Director                     January 17, 2007
---------------------------
Frank J. Byrne



                                  Director                     January ___, 2007
---------------------------
Gordon R. Johnston, III



/s/ Edward R. Lukiewski           Director                     January 17, 2007
---------------------------
Edward R. Lukiewski



/s/ Robert J. Woltjen             Director                     January 17, 2007
---------------------------
Robert J. Woltjen

THE PLAN.

       Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Polonia Bank Retirement Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntingdon Valley, Pennsylvania, on January 12, 2007.


                                              POLONIA BANK RETIREMENT PLAN



                                              By: /s/ Anthony J. Szuszczewicz
                                                  ------------------------------
                                                  Anthony J. Szuszczewicz
                                                  Trustee


                                              By: /s/ Paul D. Rutkowski
                                                  ------------------------------
                                                  Paul D. Rutkowski
                                                  Trustee

                                  EXHIBIT INDEX
                                  -------------





 Exhibit No.     Description                      Method of Filing
------------     ---------------------------      ------------------------------
     10          Polonia Bank Retirement Plan     Incorporated by reference.

     23          Consent of S.R. Snodgrass, A.C.  Filed herewith.

     24          Power of Attorney                Located on the signature page.